UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021 (October 27, 2021)

GETTY REALTY CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-13777	11-3412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

292 Madison Avenue, 9th Floor, New York, New York	10017-6318
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 349-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 27, 2021, Getty Realty Corp. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent (the “Agent”), and the lenders (the “Lenders”) and other agents party thereto, which amends and restates in its entirety an existing Amended and Restated Credit Agreement (the “Prior Credit Agreement”) dated as of March 23, 2018 by and among the Company, the Agent, the Lenders and the other agents party thereto.

The Credit Agreement provides for a revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of $300.0 million and includes an accordion feature to increase the revolving commitments or add one or more tranches of term loans up to an additional aggregate amount not to exceed $300.0 million, subject to certain conditions, including one or more new or existing lenders agreeing to provide commitments for such increased amount and that no default or event of default shall have occurred and be continuing under the terms of the Revolving Credit Facility.

The Revolving Credit Facility matures October 27, 2025, subject to two six-month extensions (for a total of 12 months) exercisable at the Company's option. The Company's exercise of an extension option is subject to the absence of any default under the Credit Agreement and the Company's compliance with certain conditions, including the payment of extension fees to the Lenders under the Revolving Credit Facility and that no default or event of default shall have occurred and be continuing under the terms of the Revolving Credit Facility.

The Credit Agreement reflects reductions in the interest rates for borrowings under the Revolving Credit Facility as compared to the Prior Credit Agreement, and permits borrowings at an interest rate equal to the sum of a base rate plus a margin of 0.30% to 0.90% or a LIBOR rate plus a margin of 1.30% to 1.90% based on the Company’s consolidated total indebtedness to total asset value ratio at the end of each quarterly reporting period. The Revolving Credit Facility includes customary LIBOR transition language that addresses the succession of LIBOR at a future date.

The per annum rate of the unused line fee on the undrawn funds under the Revolving Credit Facility is 0.15% to 0.25% based on the Company’s daily unused portion of the available Revolving Credit Facility.

The Credit Agreement contains customary financial covenants, including covenants with respect to total leverage, secured leverage and unsecured leverage ratios, fixed charge and interest coverage ratios, and minimum tangible net worth, as well as limitations on restricted payments, which may limit the Company’s ability to incur additional debt or pay dividends. The Credit Agreement contains customary events of default, including cross default provisions with respect to the Company’s existing senior unsecured note purchase agreements (the “Note Purchase Agreements”). Any event of default, if not cured or waived in a timely manner, could result in the acceleration of the Company’s indebtedness under the Credit Agreement and could also give rise to an event of default and the acceleration of the Company’s indebtedness under the Note Purchase Agreements.

Certain of the banks and other lenders under the Credit Agreement and their affiliates have in the past provided, and may from time to time in the future provide, commercial banking, financial advisory, investment banking and other services to the Company.

As part of this transaction, the Company entered into amendments (the “Amendments”) to the Note Purchase Agreements with each of the lenders thereto in order to conform the financial covenant provisions therein to the corresponding provisions in the Credit Agreement.

The foregoing descriptions of the Credit Agreement and the Amendments do not purport to be complete and are subject to, and qualified in their entirety by, reference to the Credit Agreement and the Amendments, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 27, 2021, the Company issued a press release announcing its entry into the Credit Agreement. The Company’s press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit Number	Description

10.1

Second Amended and Restated Credit Agreement, dated as of October 27, 2021, among Getty Realty Corp., certain of its subsidiaries party thereto, Bank of America, N.A., as Administrative Agent, and the other agents and lenders party thereto.

10.2*

First Amendment to the Note Purchase Agreement and Guarantee Agreement, dated as of October 27, 2021, among Getty Realty Corp., The Prudential Insurance Company of America and certain of its affiliates that are the holders of the notes signatory thereto.

10.3*

First Amendment to the Note Purchase Agreement and Guarantee Agreement, dated as of October 27, 2021, among Getty Realty Corp., American General Life Insurance Company and certain of its affiliates that are the holders of the notes signatory thereto.

10.4*

First Amendment to the Note Purchase Agreement and Guarantee Agreement, dated as of October 27, 2021, among Getty Realty Corp., {Barings} and certain of its affiliates that are the holders of the notes signatory thereto.

10.5*

First Amendment to the Note Purchase Agreement and Guarantee Agreement, dated as of October 27, 2021, among Getty Realty Corp., Metropolitan Life Insurance Company and certain of its affiliates that are the holders of the notes signatory thereto.

99.1	Press release issued by Getty Realty Corp. on October 27, 2021.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Certain portions of this exhibit (indicated by “[***]”) have been omitted because they are not material.

The information contained in Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY REALTY CORP.

Date: November 1, 2021	By:	/s/ Brian R. Dickman
Brian R. Dickman
Executive Vice President
Chief Financial Officer and Treasurer

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